UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ION Geophysical Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)

(2)

(3)

(4)

(5)

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EXPLANATORY NOTE

On January 22, 2021, ION Geophysical Corporation (“ION” or the “Company”) announced its intention to seek shareholder approval of its proposed Restructuring Transactions and other proposals related thereto at a Special Meeting of Shareholders to be held on February 23, 2021. Capitalized terms not otherwise defined herein shall have the meanings given to them in our proxy statement filed on January 22, 2021.

Registered Direct Offering

On February 16, 2021, ION Geophysical Corporation (“ION” or the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) by and between the Company and certain institutional investors for the purchase and sale of 2,990,001 shares of its common stock at a purchase price of $3.50 per share in a Registered Direct Offering (the “Equity Offering”). The closing of the Equity Offering occurred on February 18, 2021. A.G.P./Alliance Global Partners acted as sole placement agent for the Equity Offering.

The Equity Offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333- 234606) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering was filed with the SEC on February 18, 2021 and is available on the SEC’s website located at http://www.sec.gov.  For more information regarding the Equity Offering, including a copy of the Securities Purchase Agreement, see our Current Report on Form 8-K filed February 18, 2021.

Restructuring Transactions Proposal (Proposal No. 1)

The Company continues to intend to execute the upcoming bond Restructuring Transactions, including the Exchange Offer and the Rights Offering, pending shareholder approval. Under terms of the Equity Offering, updated registration statements describing the Exchange Offer and Rights Offering may not be filed until March.  The Company now expects the Restructuring Transactions to close in April.

The Equity Offering has an impact on the previously disclosed “Dilutive Effects of the Restructuring Transactions”, which is rewritten in its entirety as follows:

Set forth below, for illustrative purposes only, are three scenarios, as of February 18, 2021, taking into account the closing of the Equity Offering, that indicate the effect that the Restructuring Transactions could have on our existing stockholders following the Restructuring Transactions. Each scenario assumes the requisite stockholders approve the proposal to approve the Restructuring Transactions. All numbers are approximated for illustrative purposes only.

Scenario A.   95% of the outstanding Existing Second Lien Notes are tendered in the Exchange Offer. $20 million of rights in the Rights Offering are exercised for New Second Lien Convertible Notes.

Scenario B.   97.5% of the outstanding Existing Second Lien Notes are tendered in the Exchange Offer. $35 million of rights in the Rights Offering are exercised and equally split between New Second Lien Convertible Notes and shares of Common Stock.

Scenario C.   All outstanding Existing Second Lien Notes are tendered in the Exchange Offer. All rights in the Rights Offering are exercised for shares of Common Stock.

The following table details the beneficial ownership of our existing shareholders under the three scenarios described above.

	Beneficial Ownership Pre-Transaction		Beneficial Ownership Post-Transaction (Pre-Conversion of New Notes)		Beneficial Ownership Post-Transaction (Post-Conversion of New Notes)
Scenario	Shares	Percentage	Shares	Percentage	Shares	Percentage
A	17.983	100%	17.983	100.00%	58.772	30.60%
B	17.983	100%	25.132	71.55%	65.936	27.27%
C	17.983	100%	38.411	46.82%	71.479	25.16%

For additional information regarding the Restructuring Transactions and the Restructuring Support Agreement and certain information provided to the Supporting Noteholders, see our Current Report on Form 8-K filed on December 23, 2020.

  Ownership Table

The Equity Offering has an impact on the previously disclosed “Ownership of Equity Securities of ION”, which is rewritten in its entirety as follows:

OWNERSHIP OF EQUITY SECURITIES OF ION

The following table sets forth information as of February 18, 2021, with respect to the number of shares of Common Stock owned by (i) each person known by us to be a beneficial owner of more than 5% of our Common Stock, (ii) each of our directors, (except for Zheng HuaSheng who ceased serving as a Director on February 7, 2021), (iii) each of our executive officers named in the 2020 Summary Compensation Table included in this Proxy Statement (except Steven A. Bate, who ceased serving as Chief Financial Officer on February 1, 2020) and (iv) all of our directors and executive officers named in the 2020 Summary Compensation Table (save for Messrs. Zheng and Bate) as a group. Except where information was otherwise known by us, we have relied solely upon filings of Schedules 13D and 13G to determine the number of shares of our Common Stock owned by each person known to us to be the beneficial owner of more than 5% of our Common Stock as of such date.

Name of Owner	Common Stock(1)	Rights to Acquire(2)	Restricted Stock(3)	Percent of Common Stock(4)
Empery Asset Management, LP(5)	1,828,981			10.2%
BGP Inc., China National Petroleum Corporation(6)	1,585,969			8.8%
James M. Lapeyre, Jr.(7)	1,526,991		2,500	8.5%
Footprints Asset Management & Research, Inc.(8)	1,030,273			5.7%
Renaissance Technologies(9)	1,004,267			5.6%
Hudson Bay Master Funds LTD(10)	996,667			5.5%
Sabby Volatility Warrant Master Fund LTD(11)	996,667			5.5%
Laitram, L.L.C.(12)	979,816			5.5%
Christopher T. Usher	78,278	39,163	197,766	1.8%
Kenneth G. Williamson	74,678	56,667	89,430	1.2%
David H. Barr	27,933		2,500	*
Michael Y. McGovern	2,293		2,500	*
S. James Nelson, Jr.	19,266		2,500	*
John N. Seitz	21,259		2,500	*
Tina L. Wininger	2,362		2,500	*
Zhang ShaoHua(13)	-			*
Dale J. Lambert	16,803	10,039	29,222	*
Michael L. Morrison	1,528	7,746	59,611	*
Matthew R. Powers	14,496	33,166	38,443	*
All directors and executive officers as a group (14 Persons)	1,789,978	155,221	444,083	13.2%

____________________________

*     Less than 1%

(1)  Represents shares for which the named person (a) has sole voting and investment power or (b) has shared voting and investment power. Excluded are shares that (i) are unvested restricted stock holdings or (ii) may be acquired through stock option exercises.

(2)  Represents shares of Common Stock that may be acquired upon the exercise of stock options held by our officers and directors that are currently exercisable or will be exercisable on or before April 18, 2021.

(3)  Represents unvested shares subject to a vesting schedule, forfeiture risk and other restrictions. Although these shares are subject to risk of forfeiture, the holder has the right to vote the unvested shares unless and until they are forfeited.

(4)  Assumes shares subject to outstanding stock options that such person has rights to acquire upon exercise, presently and on or before April 18, 2021, are outstanding.

(5) The address for Empery Asset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020. Includes the following holdings: Empery Asset Master, LTD - 611,276 shares; Empery Tax Efficient, LP - 143,394 shares; and Empery Tax Efficient III, LP - 241,997 shares.

(6)  The address for BGP Inc., China National Petroleum Corporation is No. 189 Fanyang Middle Road, ZhuoZhou City, HeBei Province 072750 P.R. China.

(7)  The shares of Common Stock held by Mr. Lapeyre include 129,402 shares that Mr. Lapeyre holds as a custodian or trustee for the benefit of his children, and 979,816 shares owned by Laitram, L.L.C. (which are set forth in the table under Laitram, L.L.C.), in all of which Mr. Lapeyre disclaims any beneficial interest. Please read note 9 below. Mr. Lapeyre has sole voting power over only 417,773 of these shares of Common Stock.

(8)  The address for Footprints Asset Management & Research, Inc. is 11422 Miracle Hills Drive, Suite 208 Omaha, NE 68154.

(9)  The address for Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, New York 10022.

(10)  The address for Hudson Bay Master Funds LTD is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, New York 10017.

(11) The address for Sabby Volatility Warrant Master Funds LTD is 70 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.

(12) The address for Laitram, L.L.C. is 220 Laitram Lane, Harahan, Louisiana 70123. Mr. Lapeyre is the President and Manager of Laitram. Please read Note 7 above. Mr. Lapeyre disclaims beneficial ownership of any shares held by Laitram.

(13) Mr. Zhang was appointed to the Board on February 8, 2021.

Certain Information and Where to Find It

ION filed a proxy statement on Schedule 14A with the SEC on January 22, 2021 and has filed additional soliciting materials covering the proposals therein. INVESTORS AND SECURITY HOLDERS OF ION ARE ADVISED TO CAREFULLY READ THE PROXY STATEMENT AND ADDITIONAL SOLICITING MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE RESTRUCTURING TRANSACTIONS AND THE OTHER RELATED PROPOSALS. Investors and security holders may obtain a free copy of the proxy statement and other relevant documents filed by ION with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and any other relevant documents by directing a request by mail or telephone to Investor Relations, ION Geophysical Corporation, 2105 CityWest Boulevard, Suite 100, Houston, Texas 77042, telephone 281-933-3339. Copies of the documents filed by ION with the SEC will be available free of charge on the Company’s website at www.iongeo.com.

Participants in Proxy Solicitation

ION and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies with respect to the Restructuring Transactions and the other related proposals. Information about these persons is set forth in ION’s proxy statement, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of ION’s security holders generally, by reading the proxy statement.